UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 per share	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A special meeting of stockholders (the “Special Meeting”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”) was held on June 30, 2022. As described in Item 5.07 below, at the Special Meeting, stockholders approved the removal, without cause, of all eight members of the Company’s previous Board of Directors (General Kevin P. Chilton (Ret.), Thomas A. Corcoran, Eileen P. Drake, James R. Henderson, Warren G. Lichtenstein, General Lance W. Lord (Ret.), Audrey McNiff and Martin Turchin) and elected a new eight-member Board of Directors consisting of Gail Baker, Marion C. Blakey, Maj. Gen. Charles F. Bolden (Ret.), General Kevin P. Chilton (Ret.), Thomas A. Corcoran, Eileen P. Drake, Deborah Lee James and General Lance W. Lord (Ret.).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2022, the Board of Directors amended and restated Section 2.12 of the Company’s Second Amended and Restated Bylaws to provide that a representative of Debevoise & Plimpton LLP would preside over the Special Meeting as chairman of the meeting. The text of the amendment is attached as Exhibit 3.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders were asked to vote upon:

•	Proposal 1: The removal, without cause, of the eight members of the Board of Directors of the Company, subject to the approval of Proposal 2;

•	Proposal 2: The election of eight individuals as members of the Board of Directors of the Company, subject to the approval of Proposal 1; and

•

Proposal 3: Adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2.

The results of the matters voted on at the Special Meeting, as certified by the Inspector of Election of the Special Meeting, based on the presence in person or by proxy of holders of record of 66,310,998 shares of the 80,468,318 shares of the Company’s common stock entitled to vote, were as follows for the Proposals:

1.

Proposal 1 (Removal of Directors). The stockholders approved the removal, without cause, of General Kevin P. Chilton (Ret.), Thomas A. Corcoran, Eileen P. Drake, James R. Henderson, Warren G. Lichtenstein, General Lance W. Lord (Ret.), Audrey McNiff and Martin Turchin as members of the Board of Directors of the Company. The final votes on Proposal 1 are set forth below.

For	Against	Abstain	Broker Non-Votes
65,016,714	1,028,804	265,480	0

2.

Proposal 2 (Election of Directors). The final votes for each nominee, by order of the votes For each nominee, are set forth below. As a result of being the eight nominees with the most For votes, each of Gail Baker, Marion C. Blakey, Maj. Gen. Charles F. Bolden (Ret.), General Kevin P. Chilton (Ret.), Thomas A. Corcoran, Eileen P. Drake, Deborah Lee James and General Lance W. Lord (Ret.) has been elected to serve as a member of the Board of Directors of the Company.

	FOR	Withhold	Broker Non- Votes
Eileen P. Drake	55,285,122	285,518	0
Maj. Gen. Charles F. Bolden, USMC (Ret.)	49,905,193	250,838	0
Marion C. Blakey	49,904,369	251,662	0
Deborah Lee James	49,903,820	252,211	0
Gail Baker	49,896,696	259,335	0
General Kevin P. Chilton, USAF (Ret.)	49,649,571	506,460	0
General Lance W. Lord, USAF (Ret.)	49,643,264	512,767	0
Thomas A. Corcoran	49,643,119	512,912	0
Martin Turchin	15,320,679	835,085	0
Vice Admiral Mathias W. Winter, USN (Ret.)	15,318,185	837,579	0
Mark A. Tucker	15,317,877	837,887	0
Joanne M. Maguire	15,315,411	840,353	0
Heidi R. Wood	15,309,295	846,469	0
Tina W. Jonas	15,308,001	847,763	0
Warren G. Lichtenstein	15,303,001	852,763	0
Aimee J. Nelson	9,892,482	848,673	0

3.

Proposal 3 (Adjournment). The stockholders approved Proposal 3 (the final votes on Proposal 3 are set forth below). However, as there were sufficient votes at the Special Meeting for the approval of Proposal 1 and Proposal 2, the Special Meeting was not adjourned.

For	Against	Abstain	Broker Non-Votes
51,340,981	6,804,441	8,165,576	0

Item 8.01	Other Events.

On July 6, 2022, the Company issued a press release announcing that at the Special Meeting, its stockholders had elected each of Gail Baker, Marion C. Blakey, Maj. Gen. Charles F. Bolden (Ret.), General Kevin P. Chilton (Ret.), Thomas A. Corcoran, Eileen P. Drake, Deborah Lee James and General Lance W. Lord (Ret.) to serve as a member of the Board of the Directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Excerpt of Aerojet Rocketdyne Holdings, Inc. Second Amended and Restated Bylaws

99.1	Aerojet Rocketdyne Holdings, Inc. press release dated July 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: July 6, 2022	By:	/s/ Daniel L. Boehle
	Name:	Daniel L. Boehle
	Title:	Vice President, Chief Financial Officer